Exhibit 99.1

TEMPUR-PEDIC COMPLETES ACQUISITION OF SEALY

– Unveils Tempur Sealy International, Inc. as Planned New Corporate Name

LEXINGTON, KY. and TRINITY, NC., MARCH 18, 2013 – Tempur-Pedic International Inc. (“Tempur-Pedic” or the “Company”) (NYSE: TPX), a leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, has completed its previously announced acquisition of Sealy Corporation (“Sealy”) (NYSE: ZZ). The Company also announced that it intends to change its corporate name to Tempur Sealy International, Inc.

“We are pleased to announce the completion of our acquisition of Sealy and are very excited about our future as Tempur Sealy International,” said Mark Sarvary, Chief Executive Officer. “We remain confident that our shared know-how and expected efficiencies will result in tremendous value. Our focus now is on ensuring that our integration process remains on track and is as seamless as possible for all of our employees, customers and other stakeholders.”

The combination of Tempur-Pedic and Sealy creates the world’s largest bedding provider. Together, Tempur-Pedic and Sealy have the strongest brand portfolio with the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, OptimumTM and Stearns & Foster®. In addition, the Company has the most comprehensive suite of bedding products available in the market with products for almost every consumer preference and price point.

Corporate Name Change

To recognize the transformational nature of this combination, the Company intends to change its corporate name to Tempur Sealy International, Inc. The Company will seek stockholder approval for the proposed change at its Annual Meeting of Stockholders in May 2013. The Company’s portfolio of iconic brands and consumer-facing marketing will not be affected by the planned corporate name change and thus will continue to be represented in the market as they are today. The Company’s global corporate headquarters will be in Lexington, KY. The Company will continue to trade on the NYSE under the symbol “TPX”.

Strategic Benefits of Combination

•	Tempur-Pedic and Sealy have the most iconic and recognized bedding brands in the world

•	Sealy’s strength in innerspring and hybrid mattresses fit seamlessly with Tempur-Pedic’s leadership in visco-elastic mattresses, adjustable bases and pillows

•	Highly complementary global footprint with strong presence in North America, South America, Europe, Asia, and Australia

•	Ability to create significant shareholder value with annual cost synergies in excess of $40 million expected by the third year realized through purchasing, supply chain and increased efficiencies

•	Attractive upside from revenue synergies as a result of a broader product offering and access to more channels, including international expansion

•	Strong cash flow characteristics will enable rapid debt reduction and continued investment in growth initiatives

•	A strong management team with extensive industry and global consumer products experience

Transaction and Financial Details

Tempur-Pedic acquired all of the outstanding common stock of Sealy for $2.20 per share and assumed or will repay all of Sealy’s outstanding convertible and non-convertible debt, for a total transaction value of approximately $1.3 billion. As previously disclosed, the Company funded the transaction and the refinancing of its existing credit facility with $1.770 billion senior secured facilities and $375 million of senior notes.

The Company intends to provide updated guidance for the combined company when it releases first quarter 2013 earnings in early May.

On March 18, 2013, the Company posted a new corporate Investor Presentation to its Investor Relations website at http://investor.tempurpedic.com.

About Tempur-Pedic International

Tempur-Pedic International Inc. (NYSE: TPX) is the world’s largest bedding provider. The Company intends to change its corporate name to Tempur Sealy International, Inc. and will seek stockholder approval for the proposed name change at its Annual Meeting of Stockholders in May 2013. Tempur-Pedic International develops, manufactures and markets mattresses, foundations, pillows and other products. The Company’s brand portfolio includes many of the most highly recognized brands in the industry, including Tempur®, Tempur-Pedic®, Sealy®, Sealy Posturepedic®, OptimumTM and Stearns & Foster®. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or http://www.sealy.com, or call 800-805-3635.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s intended change of its corporate name, and benefits anticipated from the merger with Sealy Corporation, including with respect to anticipated synergies, strong cash flow and debt repayment. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risk factors include general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to expand brand awareness, distribution and new products; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; changing commodity costs; the effect of future legislative or regulatory changes; the possibility of litigation (including relating to the Sealy merger); and the ability to successfully integrate Sealy into Tempur-Pedic’s operations and realize synergies from the proposed transaction.

Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.” Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Investor Contact:

Mark Rupe

Vice President

Tempur-Pedic International Inc.

800-805-3635

investor.relations@tempurpedic.com

Media Contacts:

Michael Geller

Edelman for Tempur-Pedic International

+1 212 729 2163

Mike.Geller@edelman.com

Trevor Gibbons

Edelman for Tempur-Pedic International

+1 212 704 8166

Trevor.Gibbons@edelman.com

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